4





               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549





                            FORM 8-K


                         CURRENT REPORT


                Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)        July  10,
1998

         DEAN WITTER REALTY INCOME PARTNERSHIP I, L.P.
     (Exact name of registrant as specified in its charter)


          Delaware              0-13260           13-3174553
(State or other jurisdiction  (Commission     (I.R.S. Employer
    of incorporation)         File Number)   Identification No.)


     Two    World    Trade   Center,   New   York,    New    York
10048
        (Address     of     principal     executive      offices)
(Zip Code)


Registrant's telephone number, including area code(212) 392-1054



 (Former name or former address, if changed since last report)

Item     2.                          Acquisition     or
Disposition of Assets

Pursuant to a Purchase and Sale Agreement dated as of May 29, 1998, the Partnership agreed to sell the land and building which comprise the Harborgate property to Pacifica Capital Group LLC, an unaffiliated party, for a negotiated sale price of $8.5 million.

The  closing of the sale took place on July  10,  1998.
At  closing,  the Partnership received sales  proceeds,
net   of   closing  costs  and  other  deductions,   of
approximately $8.2 million.

Subsequent to the sale, the Partnership owns only one property, the North Lake Plaza shopping center.






Item 7.                       Financial Statements  and
Exhibits

(b) Pro Forma Financial Information

       (1)     Pro Forma Balance Sheet as of April  30,
1998.

                          (2)       Pro Forma Income Statements for
           the year ended October 31, 1997 and for the six months ended April 30, 1998.

(c) Exhibits

    (1)    Purchase and Sale Agreement, dated as of May
29,  1998,              with respect to the sale of the
Harborgate property.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         DEAN WITTER REALTY INCOME
                         PARTNERSHIP I, L.P.


                       By:  Dean Witter Realty Income
                       Properties   I, Inc.
                       Managing General Partner



                   By: /s/Charles M. Charrow
                       Charles M. Charrow
                       Controller




Date: July 24, 1998

         Dean Witter Realty Income Partnership I, L.P.
              Pro Forma Consolidated Balance Sheet
                      As of April 30, 1998

The following unaudited pro forma consolidated balance sheet has been presented as if the Harborgate property was sold as of April 30, 1998. The pro forma adjustments reflect a) the net cash proceeds from the sale, b) the elimination of the net carrying value of the property from real estate held for sale and c) the elimination of other assets and liabilities relating to the property sold.

                                         Pro Forma
                              Historical
Adjustments                   Pro Forma
ASSETS

   Real estate                 $ 6,699,340          $      -
$ 6,699,340

      Real    estate    held    for    sale        3,843,092
(3,843,092)                         -

      Cash     and     cash    equivalents           349,050
8,060,900                       8,409,950

         Other       assets                          817,043
(745,362)                          71,681
                              $11,708,525         $
3,472,446                     $15,180,971

LIABLIITES AND PARTNERS' CAPITAL

  Accounts  payable and other liabilities $    873,280     $
(693,115)                     $   180,165

      Total      partner's     capital            10,835,245
4,165,561                      15,000,806
                              $11,708,525         $
3,472,446                     $15,180,971

         Dean Witter Realty Income Partnership I, L.P.
            Pro Forma Consolidated Income Statement
              For the year ended October 31, 1997


The following unaudited pro forma consolidated income statement has been presented as if the Harborgate property was sold as of the beginning of fiscal year 1997. The pro forma adjustments reflect the elimination of rental revenues, property operating expenses, and depreciation and amortization expenses relating to the property sold. The pro forma adjustments do not reflect the Partnership's nonrecurring gain on the sale of the property.

                                         Pro Forma
                              Historical
Adjustments                   Pro Forma
Revenues:
 Rental                       $ 6,325,230         $(701,091)
$5,624,139
 Gain on sale of real estate    1,470,551              -
1,470,551
 Equity in earnings of joint venture      2,483,485
-  2,483,485
 Interest and other               174,649            (8,952)
165,697

                               10,453,915          (710,043)
9,743,872

Expenses:
 Property operating             2,851,534          (493,006)
2,358,528
 Depreciation                   1,220,659           (77,673)
1,142,986
 Amortization                     115,553           (29,940)
85,613
 General and administrative       411,961              -
411,961

                                4,599,707          (600,619)
3,999,088

Net income                    $ 5,854,208         $(109,424)
$5,744,784

Net income per Unit of Limited
 Partnership interest         $     60.72         $   (1.06)
$    59.66

         Dean Witter Realty Income Partnership I, L.P.
            Pro Forma Consolidated Income Statement
            For the six months ended April 30, 1998


The following unaudited pro forma consolidated income statement has been presented as if the Harborgate property was sold as of the beginning of fiscal year 1998. The pro forma adjustments reflect the elimination of rental revenues, property operating expenses and depreciation and amortization expenses relating to the property sold. The pro forma adjustments do not reflect the Partnership's nonrecurring gain on the sale of the property.

                                         Pro Forma
                              Historical
Adjustments                   Pro Forma
Revenues:
 Rental                       $ 1,197,131         $(309,159)
$   887,972
 Gain on sale of real estate    9,295,923              -
9,295,923
 Interest and other               102,190            (2,658)
99,532

                               10,595,244          (311,817)
10,283,427

Expenses:
 Property operating               563,531          (198,293)
365,238
 Depreciation and amortization              142,624
(61,196)                           81,428
 General and administrative       206,453              -
206,453

                                  912,608          (259,489)
653,119

Net income                    $ 9,682,636         $ (52,328)
$ 9,630,308

Net income per Unit of Limited
 Partnership interest         $    103.94         $   (0.51)
$    103.43



Exhibit Index for Dean Witter Realty Income Partnership I, L.P.



Exhibit
  No.                           Description

(10)                Purchase and Sale Agreement,dated as  of
                    May 29, 1998 with respect to the sale of the Harborgate property.































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